UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2026

EAGLE FINANCIAL SERVICES, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-42512	54-1601306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Main Street
Berryville, Virginia		22611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (540) 955-2510

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $2.50 par value per share	EFSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2026, the Board of Directors of Eagle Financial Services, Inc. (the “Company”) appointed Brian T. Strosser and Susan D. Davies as new directors of the Company and its subsidiary bank, Bank of Clarke (the “Bank”), effective February 25, 2026.

Mr. Strosser, age 56, brings deep expertise in strategic governance, risk management, and regulated industry oversight from more than 30 years of senior executive leadership experience across the technology and public‑sector contracting markets. He has served as President, Chief Executive Officer, and board member of multiple technology and solutions companies, overseeing corporate strategy, growth initiatives, mergers and acquisitions, and large‑scale operations. He most recently served as President and board member of ClearShark, leading its expansion and its acquisition by Optiv Security.

Ms. Davies, age 57, is a Certified Public Accountant (Maryland) and currently serves as Global Controller and Chief Accounting Officer of Alight, Inc., a publicly-traded provider of cloud‑based digital human capital and business solutions, a position she has held since May 2021. In this role, she is responsible for the global controllership and external and regulatory reporting functions, Sarbanes‑Oxley Act compliance, and accounting and reporting for significant capital markets and merger and acquisition transactions, including Alight’s 2021 IPO/SPAC transaction. Prior to joining Alight, Ms. Davies served in senior accounting, controllership, and internal audit leadership roles at Willis Towers Watson, and earlier in her career, at PricewaterhouseCoopers.

The Company has not determined the committee(s) to which Mr. Strosser or Ms. Davies will be named. They will each be entitled to the same compensation as the other non-employee directors, including retainers for board service, fees for committee meetings attended and annual stock grants.

Also on January 21, 2026, Robert W. Smalley, Jr. notified the Company's Board of Directors that he intends to retire from the Board of Directors of the Company and the Bank, effective at the Company’s 2026 annual meeting of shareholders. Mr. Smalley has been a stalwart supporter of the Bank for over 35 years and has done much to make the Bank the organization it is today with his service as former Vice Chair, Chair of Compensation Committee as well as his membership over the years as a member of Directors Loan Committee, Audit, and Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Financial Services, Inc.

Date:	January 27, 2026	By:	/s/ KATHLEEN J. CHAPPELL
Kathleen J. Chappell Executive Vice President and CFO